UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
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☑	Preliminary Information Statement

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☐	Definitive Information Statement
TBX RESOURCES, INC.
(Exact Name of Registrant As Specified in Its Charter)
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TBX Resources, INC.
3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234
NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT
To our Stockholders:
NOTICE IS HEREBY GIVEN that the management.(the “Management”) of TBX Resources, Inc., a Texas corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”), have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting, approving;
     1. an amendment to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), to change our name from “TBX Resources, Inc.” to “Frontier Oilfield Services, Inc. and
     2. electing a new Board of Directors consisting of three new directors, to serve until the next annual meeting of stockholders and the due election and qualification of their respective successors, all of whom have not served on our Board before:
a. Daniel R. Robinson
b. Don Lawhorne
c. Bernard R. O’Donnell
The accompanying information statement (the “Information Statement”), which describes the proposed name change in more detail, gives the background and qualifications of our new directors and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated there under. Pursuant to the Texas Business Organizations Code (“TBOC”), our Certificate of Incorporation and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders.
The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the proposed amendment to our Certificate of Incorporation and elect our three new directors. Each share of our common stock is entitled to one vote in connection with the matters described above. The name change amendment will become effective on the date the Company files a Certificate of Amendment to its Certificate of Incorporation with the Texas Secretary of State, which we anticipate to be on or around November 13, 2011.
In accordance with the federal securities laws, the proposed amendment to our Certificate of Incorporation and the seating of our new Board of Directors cannot be effected until at least twenty (20) calendar days following the mailing of this Information Statement. We will first mail this Information on or about October 24, 2011 to stockholders of record as of October 1, 2011 (the “Record Date”).

Your consent regarding the proposed amendment to our Certificate of Incorporation or the election of our three new directors is not required and is not being solicited in connection with this corporate action. The accompanying Information Statement will serve as notice pursuant to the TBOC and the Exchange Act of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the proposed amendment to our Certificate of Incorporation and the election of our three new Board members.
PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE CORPORATE ACTION DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE CORPORATE ACTION DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.
By Order of the Consenting Shareholders
Timothy Burroughs
Chief Executive Officer
Chief Financial Officer
October 14, 2011
TBX Resources, Inc.
3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234
INFORMATION STATEMENT
THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS OCTOBER 24, 2011.
GENERAL INFORMATION
TBX Resources, Inc., a Texas corporation (hereinafter the “Company,” “we”, “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our management.(the “Management”) has approved, and the holders of a majority of the outstanding shares of our Common Stock, have executed a Written Consent of Stockholders in Lieu of a Special Meeting, approving; 1. An amendment to our Certificate of Incorporation to change our name from “TBX Resources, Inc.” to “Frontier Energy Services, Inc. and 2. The election of a new Board of Directors consisting of three new directors, to serve until the next annual meeting of stockholders and the due election and qualification of their respective successors, all of whom have not served on our Board before:
a. Daniel R. Robinson

b. Don Lawhorne
c. Bernard R O’Donnell
NO VOTE OR OTHER ACTION IS REQUESTED OR REQUIRED ON YOUR PART.
ABOUT THE INFORMATION STATEMENT
WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?
This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of certain corporate actions taken by a majority of the Company’s Stockholders.
Stockholders holding a majority, 65.9%, of the Company’s outstanding voting capital stock have executed a written consent (the “Consenting Stockholders”) in favor of the corporate actions as outlined in this Information Statement, which actions will be effective on a date that is at least 20 days after the mailing of this Information Statement.
WHO IS ENTITLED TO NOTICE?
Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. The Consenting Stockholders have voted in favor of the corporate actions described below. Under the TBOC, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.
WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?
The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 8,853,288 shares of common stock, par value $0.01 per share. The Company has authorized 2,750,000 shares of 2011 Series A 8% Preferred Stock which has one vote per share however, as of the date of this Information Statement, no shares have been issued.
WHAT CORPORATE ACTIONS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?
Stockholders holding a majority of our outstanding voting securities have voted in favor of the following actions:
1.	To approve the amendment to our Certificate of Incorporation, as amended, to effect a change in the name of the Corporation from TBX Resources, Inc. to Frontier Oilfield Services, Inc.; and

2.	To approve the election of three individuals to be members of our Board of Directors to serve until the next annual meeting of stockholders and the due election and qualification of their respective successors;

a. Daniel R. Robinson
b. Don Lawhorne
c. Bernard R O’Donnell
WHAT VOTE IS REQUIRED TO APPROVE THE AMENDED CERTIFICATE OF INCORPORATION AND ELECT THE DIRECTORS
No further votes are required for approval of the amendment to our Certificate of Incorporation and to elect the directors.
WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?
We will pay for preparing, printing and mailing of this information statement. Our costs are estimated at approximately $15,000.
ACTION 1
NAME CHANGE AMENDMENT
A majority of the holders of our Common Stock have approved an amendment to our Certificate of Incorporation to change our name from “TBX Resources, Inc.” to “Frontier Oilfield Services, Inc.” The name change is being effected because the Consenting Stockholders believe that the new name will better reflect the Company’s new business model and current operations. A copy of the proposed form of our Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Exhibit A.
ACTION 2
ELECTION OF DIRECTORS
As of September 30, 2011, the Company did not have a sitting Board of Directors due to the resignations of its previous Board of Directors in 2008. The Company has not had any directors since that time. On October 12, 2011, the Consenting Stockholders approved the election of three (3) individuals to serve as directors of the Company to serve for a one year term or until his successor is duly qualified or elected. None of our new directors has served on our Board before. The appointment will be effected on or after 20 days from the date this Information Statement is mailed to stockholders.
NOMINEES FOR ELECTION AS DIRECTORS
Below is information concerning the nominees for Director stating, among other things, their names, ages, positions, and offices held, and descriptions of their business experience, background, experiences, and strengths that each nominee contributes to the diversity of our Board of Directors. The ages of the Directors shown below are as of September 30, 2011.

Daniel R. Robinson, 63. Mr. Robinson is an experienced oil and gas executive. He is President and CEO of Placid Refining Company, LLC and Placid Holding Company, positions which he has held since 1994. He is also a director of FieldPoint Petroleum Corporation, an AMEX traded public company, where he has served in that capacity since 2004. Mr. Robinson serves as a director of the National Petrochemical and Refiners Association (NPRA) a non-profit industry advocacy organization serving the petroleum refining and petrochemical industry. He has been a director of NPRA since 2004. Mr. Robinson holds both a Bachelor of Science and Masters of Business Administration degrees from the University of Wisconsin.
Donald Ray Lawhorne, 68. Mr. Lawhorne is currently President, CEO and Director of Pacesetter Management, Inc.; a Director of Orchard Holdings Group, LLC; Manager of Pacesetter Investment Partners, LLC the general partner for Pacesetter Growth Fund, LP. and Manager of Pacesetter Associates LLC. Mr. Lawhorne has held the aforementioned positions since May 1997. He was President, CEO and Director of MESBIC Ventures, Inc. from April 1986 to February 2010 and President, CEO and Director of PacesetterMVHC from October 1992 to February 2010. Mr. Lawhorne was also President, CEO and Director of Alliance Enterprise, Inc from March 1994 to February 2010. From September 1996 to 2008 Mr. Lawhorne was a Director with Simeus Holdings, Inc. and a Director of McDonald Technologies, Inc. from April 1997 to 2006. Mr. Lawhorne was also a Director of Jackmont Hospitality, Inc. from December 1996 to 2004, and a Director of Netcom Solutions, Inc. from April 1998 to 2008. From December 2000 to February 2010 Mr. Lawhorne was President, CEO and Director of Power Equities, Inc., and President and Director of Pacesetter Management II from February 2002 to February 2010. Mr. Lawhorne was President, CEO and Director of PacesetterSBIC from December 2008 to February 2010 and President and Director of Pacesetter Community Development Enterprise from February 2008 to June 2010. In June 2008, MESBIC Ventures Inc, consented to voluntary SBA receivership as a condition to the merger and recapitalization of Power Equities and Alliance Enterprise. The merged entity was renamed Pacesetter SBIC. Mr. Lawhorne has a MBA from Pepperdine University and a BBA from Southern Methodist University.
Bernard R. O’Donnell, 67. Mr. O’Donnell has been the Vice President for Investor Relations for the Company since he began with the Company in April 2005. From April 2005 to December 31, 2010 Mr. O’Donnell was also the President and managing principal for Euro American Capital Corporation a FINRA licensed broker dealer. From October 2000 to March 2005 Mr. O’Donnell was Vice President and National Sales Manager for Solomon Grey Financial Corporation also a FINRA licensed broker dealer. Mr. O’Donnell holds series 7, 24, 63 and 66 securities licenses. Mr. O’Donnell has a MBA and BS degrees from San Jose State University.
Director Qualifications
When recommending a person for new or continued membership on the Board, the Board considers each director’s individual qualifications in light of the overall mix of all of the directors’ attributes and the Company’s current and future needs. In its assessment of each nominee, the Board considers each director’s integrity, experience, reputation and independence. The Board considers each director’s ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company and whether each director attends at least 75% of the aggregate of the total number of meetings held by the Board.
The Board considers current and previous leadership positions because it believes it will better enable a director to oversee management and ultimately better serve the Company’s shareholders. Knowledge of the Company’s business and the oil and gas industry are important qualities for directors. Because the Company’s business also requires continuous knowledge of government regulatory requirements and it is imperative for some directors to have governmental regulatory expertise. If a person has served or currently serves in the public arena, integrity and reputation is also a matter of public record for the Company and its shareholders to rely upon. In light of its being public the Company must also have a high level of financial literacy and experience represented on its Board.
CORPORATE GOVERNANCE
FAMILY RELATIONSHIPS
There are no family relationships among the individuals comprising our board of directors, management and other key personnel.
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
To the best of our knowledge, the Company, for the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
LEGAL PROCEEDINGS
As of the date of this Information Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, TBX believes that during the last fiscal year its executive officers and ten percent shareholders have not complied with the Section 16 reporting requirements. Management has been made aware of its need for compliance and intends to become compliant as soon as possible.
DIRECTOR INDEPENDENCE
Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of the American Stock Exchange (AMEX). The board of directors also will consult with counsel to ensure that the board of director’s determinations is consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.
Currently our directors, Dan Robinson and Don Lawhorne, satisfy the “independent director” requirements of AMEX, including the requirement that a majority of a Company’s directors be independent.
Nominating and Compensation Committees
As of September 30, 2011, the Board of Directors did not have a standing nominating committee, compensation committee or any committees performing similar functions as there were no Directors serving on the Board. Once the new Board is seated after the 20 day waiting period the Board will be able to determine whether they will consider all matters as a whole Board or authorize the creation of certain committees including Nominating, Compensation and Governance Committees and approve a charter for same.
The Board does not have any formal policy regarding the consideration of director candidates recommended by shareholders; any recommendation would be considered on an individual basis. The Board believes this is appropriate due to the lack of such recommendations made in the past, and its ability to consider the establishment of such a policy in the event of an increase of such recommendations. The Board welcomes properly submitted recommendations from shareholders and would evaluate shareholder nominees in the same manner that it evaluates a candidate recommended by other means. Shareholders may submit candidate recommendations by mail to TBX Resources, Inc. 3030 LBJ Freeway, Suite 1320, Dallas, Texas 75234.
With respect to the evaluation of director nominee candidates, the Board has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Board considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the Board generally views as relevant and is likely to consider, including the candidate’s professional experience, his or her understanding of the business issues affecting the Company, his or her experience in facing issues generally of the level of sophistication that the Company faces, and his or her integrity and reputation. With respect to the identification of nominee candidates, the Board has not developed a formalized process. Instead, its members and the Company’s senior management have recommended candidates whom they are aware of personally or by reputation.
Board Meetings and Annual Meeting Attendance
The Board of Directors held no meetings and did not act by written consent in lieu of a meeting during the fiscal year ended November 30, 2010.
The Company did not hold an Annual Shareholder Meeting for the fiscal year ended November 30, 2010.

Audit Committee
As of September 30, 2011, the Company did not have an Audit Committee and the Board of Directors as a whole traditionally served this function. We believe this was appropriate and cost efficient for a company of our size.
However, once the new Board is seated after the 20 day waiting period the Board will be able to determine whether they will consider all matters as a whole Board or authorize the creation of an Audit Committee and approve a charter for same.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of the Record Date, 8,853,288 shares of our Common Stock were outstanding. The following table sets forth certain information at the Record Date with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.

	Amount and Nature of
Name and Address of	Beneficial Ownership of	Percentage
Beneficial Owner	Common Stock	of Class (1)
Frontier Asset Management, LLC (2)	4,070,000	45.97%
3030 LBJ Freeway, Suite 1320 Dallas, Texas 75234

Burroughs Family Trust (3)	500,000	5.64%
3030 LBJ Freeway, Suite 1320 Dallas, Texas 75234

Bernard R. O’Donnell	400,000	4.52%
Vice President and Director Elect 3030 LBJ Freeway, Suite 1320 Dallas, Texas 75234

Gulftex Oil and Gas, LLC. (4)	355,846	4.02%
3030 LBJ Freeway, Suite 1320 Dallas, Texas 75234

Timothy P. Burroughs	313,259	3.54%
CEO and CFO 3030 LBJ Freeway, Suite 1320 Dallas, Texas 75234

	Amount and Nature of
Name and Address of	Beneficial Ownership of	Percentage
Beneficial Owner	Common Stock	of Class (1)
Sherri K. Cecotti	100,000	1.12%
3030 LBJ Freeway, Suite 1320 Dallas, Texas 75234

Directors and Officers as a group (3 persons)	5,739,105	64.82%

*	Represents less than 1%.

(1)	Based on 8,853,288 shares of common stock issued and outstanding as of the date of this Report.

(2)	Mr. Burroughs owns 50% of Frontier Asset Management, LLC. The remaining 50% is owned by Mr. David York who is not currently an officer, director or employee of the Company.

(3)	Mr. Burroughs is the Trustee of the Burroughs Family Trust.

(4)	Mr. Burroughs owns 50% of Gulftex Oil and Gas, LLC. The remaining 50% is owned by Mr. David York who is not currently an officer, director or employee of the Company.
INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON
None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the name change amendment or the election of the directors, other than Mr. Bernard R. O’Donnell who is a director elect, and the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”
EXPENSE OF INFORMATION STATEMENT
The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at TBX Resources, Inc. CEO Timothy Burroughs, 3030 LBJ Freeway, Suite 1320, Dallas, Texas 75234
MISCELLANEOUS
Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (214) 243-2610 or by mail to our address at TBX Resources, Inc. CEO Timothy Burroughs, 3030 LBJ Freeway, Suite 1320, Dallas, Texas 75234. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Chief Executive Officer at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
No further actions were taken by Written Consent.
By Order of the Consenting Shareholders
Timothy Burroughs
Chief Executive Officer
Chief Financial Officer

Exhibit A
CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
TBX RESOURCES, INC.
     Pursuant to the provisions of Sections 3.051 et. seq. of the Texas Business Organizations Code, TBX Resources, Inc., a Texas for-profit corporation hereby adopts the following Certificate of Amendment to its Articles of Incorporation (this “Amendment”):
ARTICLE I
     The name of the corporation is TBX Resources, Inc. (the “Corporation”). The date of incorporation of the Corporation is March 24, 1995, and the file number issued by the Texas Secretary of State is 1349922.
ARTICLE II
     This Amendment amends the Articles of Incorporation to change Article One which names the Corporation. Article One of the Articles of Incorporation is amended to read as follows:
     The name of the Corporation is Frontier Oilfield Services, Inc.
ARTICLE III
     This Amendment has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.
ARTICLE V
     This document will become effective when the document is filed by the Texas Secretary of State.
     IN WITNESS WHEREOF, the undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent document.

Dated: November ___, 2011
Timothy P. Burroughs, President